Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3ASR No. 333-204883) of Team Health Holdings, Inc. and Team Finance LLC Health Finance Corporation;

(2)
Registration Statement (Form S-8 No. 333-208172) pertaining to the Amended and Restated Team Health Holdings, Inc. 1997 Equity Participation Plan; Amended and Restated 2002 Equity Participation Plan of Team Health Holdings, Inc.; Amended and Restated Team Health Holdings, Inc. 2007 Equity Participation Plan; and the Amended and Restated Team Health Holdings, Inc. 2012 Equity Participation Plan;

(3)
Registration Statement (Form S-8 No. 333-167141) pertaining to the Team Health Holdings, Inc. 2010 Employee Stock Purchase Plan; and the Team Health Holdings, Inc. 2010 Nonqualified Stock Purchase Plan; and

(4)	Registration Statement (Form S-8 No. 333-163892) pertaining to the Team Health Holdings, Inc. 2009 Stock Incentive Plan
of our reports dated February 22, 2016, with respect to the consolidated financial statements and schedule of Team Health Holdings, Inc. and the effectiveness of internal control over financial reporting of Team Health Holdings, Inc. included in this Annual Report (Form 10-K) of Team Health Holdings, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Nashville, Tennessee
February 22, 2016